UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2006

Commission File Number 0-28378

AmREIT

(Exact name of registrant as specified in its charter)

TEXAS	76-0410050

(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000,
Houston, Texas 77046	713-850-1400

(Address of principal executive offices)	(Registrant’s telephone number)

[N/A]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Upon the unanimous recommendation of the Governance and Nominating Committee, the Board of Trust Managers of AmREIT (the “Company”) have appointed H.L. “Hank” Rush, Jr. as an independent member of the Board of Trust Managers effective as of July 14, 2006. He will stand for reelection at the 2006 annual meeting of the Company’s stockholders.

          Mr. Rush currently serves as the President and Chief Executive Officer of REIData, Inc., a Stewart Information Services Corp. subsidiary. He also serves on the board of REITData, Inc. and Bradmark Technologies, Inc. For 10 years prior to joining REIData, Mr. Rush served as chairman and co-founder of EC Power, Inc., an internet transaction services company. In addition, he founded and served for eight years as president and chief executive officer of a high-end residential construction company in Houston and served as a senior executive with BMC Software, Inc., where he managed the initial phase of BMC’s new headquarters land acquisition and construction.  Texas Eastern Corp., now a part of Duke Energy, was his professional home for almost 20 years prior to his move to BMC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT #	99.1 Press release of AmREIT dated July 17, 2006

SIGNATURE

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmREIT

	By:	/s/ Chad C. Braun

Chad C. Braun, Chief Financial Officer

Dated: July 17, 2006